Exhibit 10.35

June 13, 2014

VIA EMAIL (alan.prohaska@wellsfargo.com)

Wells Fargo Bank, National Association

5901 Priestly Drive, 1st Floor, Suite 130

Carlsbad, California 92008

Attention: Alan Prohaska

Re:	Second Amended and Restated Credit Agreement (“Credit Agreement”) dated April 15, 2014 by and among AAC Holdings, Inc., a Nevada corporation (“Holdings”), American Addiction Centers, Inc. (formerly known as Forterus, Inc.), a Nevada corporation (“Borrower”), the lenders party hereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders (together with its successors and assigns, the “Agent”)

Reference is hereby made to the Credit Agreement. Capitalized terms used, but not defined herein, will have the meaning set forth in the Credit Agreement.

Holdings and Borrower hereby inform Agent and Lenders that Borrower will prepay the Existing Term Loan B in full on the effective date of this letter. The outstanding principal amount of the Existing Term Loan B as of the date hereof is $1,500,000, and the accrued and unpaid interest thereon as of the date hereof is $2,576.11. In connection with such prepayment of the Existing Term Loan B, Holdings and Borrower request that Wells Fargo Bank, National Association, as Agent and the sole current Lender and Required Lender, consent to (i) remove Section 5.9(d) of the Credit Agreement in its entirety from the Credit Agreement and (ii) amend the definition of “Fixed Charge Coverage Ratio” in Section 5.9(b) of the Credit Agreement by inserting “and the Existing Term Loan B” at the end of clause (y) thereof immediately after “the Reliant Debt to the extent repaid with the proceeds of the Holdings IPO” (the changes described in clauses (i) and (ii) above, collectively, the “Modifications”).

Subject to the terms and conditions set forth herein, Wells Fargo Bank, National Association, as Agent and the sole current Lender and Required Lender, hereby consent to the Modifications.

This letter agreement shall become effective only upon the satisfaction of all of the following conditions precedent: (i) the prepayment in full of the Existing Term Loan B, together with all accrued and unpaid interest thereon, and (ii) the execution of this letter agreement by Holdings, Borrower and Wells Fargo Bank, National Association.

Without limiting the generality of the provisions of Section 9.6 of the Credit Agreement, the consent set forth in this letter agreement shall be limited precisely as written and relates solely to the Modifications in the manner and to the extent described above, and nothing in this letter agreement shall be deemed to (a) constitute a consent or waiver of compliance by Holdings or Borrower with respect to any other term, provision or condition of the Credit Agreement or any other Loan Documents or (b) prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Documents. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

115 East Park Drive | Second Floor | Brentwood, Tennessee 37027 | www.AmericanAddictionCenters.com

866.53.SOBER (76237)

This letter agreement shall be a “Loan Document” for all purposes of the Credit Agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

If you have any questions, please contact Kathryn Sevier Phillips by direct dial at (615) 732-1366 or via e-mail at ksphillips@contactacc.com. Otherwise, please sign and return a copy of this letter to Borrower confirming Agent’s and Lenders’ consent to the above referenced restructure and its waiver of any provisions of the Credit Agreement which would otherwise prohibit or preclude the same, including but not limited to the applicable provisions of Section 5.9 thereof.

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Sincerely, Holdings: AAC HOLDINGS, INC.

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz Title: Chief Financial Officer

Borrower: AMERICAN ADDICTION CENTERS, INC.

By:	/s/ Kirk R. Manz
Name: Kirk R. Manz Title: Chief Financial Officer

(Agent and Lenders counterpart signature page to follow.)

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Alan Prohaska

Name:	Alan Prohaska

Title:	Vice President